EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

First California Financial Group, Inc. and Subsidiaries

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-144617 and No. 333-141391 and Form S-3 No. 333-156790) of our report dated March 30, 2009, with respect to the consolidated financial statements of First California Financial Group, Inc. and subsidiaries included in this annual report on Form 10-K for the year ended December 31, 2008.

/s/    MOSS ADAMS LLP

Los Angeles, California

March 30, 2009